UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 16, 2013

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Credit Acceptance Corporation (“we,” “us” or “our”) held its Annual Meeting of Shareholders on May 16, 2013, at which shareholders:

1.	Elected five directors to serve until the 2014 annual meeting;
2.	Approved our executive compensation on an advisory basis; and
3.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013.

Shareholders cast their votes on each of these three proposals as follows:

1.	Election of five directors to serve until the 2014 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Donald A. Foss	18,105,313	177,972	3,807,168
Glenda J. Flanagan	17,725,971	557,314	3,807,168
Brett A. Roberts	18,231,737	51,548	3,807,168
Thomas N. Tryforos	17,597,822	685,463	3,807,168
Scott J. Vassalluzzo	17,656,742	626,543	3,807,168

2.	Approval of the advisory vote on executive compensation:

For	Against	Abstain	Broker Non Votes
15,612,623	2,668,274	2,388	3,807,168

3.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013:

For	Against	Abstain	Broker Non Votes
21,606,710	7,548	476,195	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 16, 2013	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer